OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

HUB INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

N/A

(2)	Aggregate number of securities to which the transaction applies:

N/A

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

(4)	Proposed maximum aggregate value of the transaction:

N/A

(5)	Total fee paid:

N/A

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

N/A

(2)	Form, Schedule or Registration Statement No.:

N/A

(3)	Filing Party:

N/A

(4)	Date Filed:

N/A

THE FOLLOWING FAQ WAS MADE AVAILABLE TO EMPLOYEES OF THE COMPANY

Hub International has “agreed to be acquired.” What does that mean?

It means that the company will no longer be owned by a large number of shareholders who buy and sell our shares on the New York and Toronto Stock Exchanges. Rather, the company’s shares will be owned by a smaller number of investors, with no listing or day-to-day trading on any exchange. A Special Committee of our Board of Directors, comprised of disinterested shareholders (i.e. non-management directors), approved the company entering into an agreement whereby HUB shareholders will receive US$40.00 per share in cash from the buyers, representing a premium of 28% to the 90-trading day average closing stock price on the NYSE. The transaction values Hub at approximately US$1.8 billion, which includes approximately US$1.7 billion of fully diluted equity and approximately US$145 million of debt. There are still several procedural steps to be undertaken before the transaction can be closed, and that is expected to occur by the end of June.

Who will the new owners be?

Under the agreement, investment funds managed by Apax Partners (“Apax”) and Morgan Stanley Principal Investments (“MSPI”) will hold a majority interest in the company, with existing senior management having committed to invest more than $65 million of their equity in the transaction. Completion of the transaction is conditional on regulatory approvals and there is a period of a few weeks when the company has the right to solicit other offers, so it will be a while before Apax and MSPI are confirmed as the buyers.

What can you tell us about the new owners?

Existing members of management will continue to have a significant equity stake in the company. They are familiar faces and names that you work with on a regular basis. But there are essentially two new “partners” that are being introduced to our company for the first time.

Apax Partners will be interacting with senior management on an ongoing basis. Apax Partners is a global private equity firm that was founded more than 30 years ago. The stated mission of Apax is to help management teams create value for the benefit of the company, its employees, and ultimately the millions of individuals whose pension funds and investment plans invest in its funds. Apax is one of the world’s leading private equity firms with $20 billion of funds under management and offices in the United States, the United Kingdom, Germany, Sweden, Italy, Spain, Israel, Hong Kong and India. Apax has a vast network and strong track record of building companies within the financial and business services area and in the last ten years Apax funds have invested more than $1.3 billion of equity in the sector, including in companies such as Farmafactoring, Travelex, Azimut, Global Refund and Intralinks.

Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, investment management, wealth management and credit services. The firm’s employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 30 countries. Morgan Stanley Principal Investments is a Morgan Stanley capital investment vehicle. Recent MSPI investments include Moelnlycke Care Group AB, Grifols S.A. and U.S. Oncology.

Why are we selling the Company?

By selling to funds managed by Apax and MSPI, and members of management continuing to have an ownership interest, we can focus on building our business for the long term. As a publicly-traded company on the NYSE and TSX, Hub has had access to capital to make the acquisitions that facilitated our growth. Our publicly-traded status also has allowed us to create the value that has been shared by our employees and shareholders alike. But as a listed company, we have had the ongoing responsibility for recurring analyst and investor meetings, earnings calls and quarter-to-quarter, rather than longer term, results accountability. All of this has required significant resources, both in the form of expense and executive management time—time that, as we move forward, can be better used interacting with you, our clients and our prospects, and building the business.

So, as a result of a transaction like this, you might expect to see:

•	improved operational focus

•	reduced levels of bureaucracy

•	enhanced performance

•	more time for strategic planning to grow the company

Why is Apax Partners interested in Hub?

Investors like Apax Partners buy stakes in companies that have strong, established market positions and the potential to expand. Hub is just such a company. Investors look for opportunities where they are able to identify trends within an industry and work with management to maximize the business opportunities that these present. Apax Partners saw the potential of the Hub organization and approached us to discuss purchasing the company. The fact that investors like Apax and MSPI are interested in Hub is a tribute to the hard work and dedication of our 3,800 employees – because they believe in our ability to continue to grow.

If the transaction is completed, how will Apax interact with Hub?

Apax works with management to achieve growth objectives. Because Hub management will continue to have a significant financial stake in the company, we believe that our interests will be aligned.

As with all of the Apax portfolio companies, Hub will be independently managed. We think Apax can be a suitable partner because they take a long-term view of the business, and are prepared to work with our team through the inevitable ups and downs of business cycles to achieve our shared objectives.

How will this impact our relationships with our carriers?

Since Apax is a private equity company and not a competing broker or insurance company, we foresee no change in carrier relationships.

How does this transaction impact our long-term strategic plans?

Again, we believe that this transaction will allow us to better serve the long-term needs of the company. Our acquisition and organic growth strategies will remain in place.

Will my benefits be impacted?

We do not anticipate significant changes to our benefit plans. The only change of note will be in our U.S.-based 401K plan, where Hub shares will no longer be part of the company match.

Will there be any change in our reporting relationship to the home office?

We do not anticipate any reporting changes as a direct result of the Apax transaction.

What changes will occur in the home office?

Our goal is to provide you with a more responsive and engaged home office team. Over the past several years, a large portion of our time and energy has been spent in regularity compliance, managing investor relations and a variety of other functions related to our status as a publicly traded issuer. Home office is looking forward to focusing more on working with Presidents to maximize our business opportunities. You can expect more interaction with and accessibility to the Executive Management Team (“EMT”).

Will there be changes at the Executive Management level or to our Board of Directors?

There will be no changes at your brokerage. Neither will the home office or the composition of the EMT change. Our Pyramid organizational structure will stay in tact. The composition of our Board of Directors, however, will change. Apax participates actively on the boards of all their portfolio companies. Marty Hughes will continue to sit on the Board. Additionally Apax likely will bring in outside directors who have relevant industry or other business experience who will participate in guiding the company and who will provide industry insight and networking opportunities.

How will the transaction impact me?

a)	Producer: you will benefit from our increased ability to expand the tools, resources and specialty products available to your customers through Hub International. Our increased focus on the business will allow us to build a value proposition that is even stronger than what we currently have. We will have the ability to focus our resources on customer-centric approaches to building our business.

b)	Regional hub executive: you will benefit from the enhanced accessibility you will now have to your Regional President and other members of the EMT to develop and execute strategy and to identify and exploit business opportunity.

c)	Support person: you can expect more of a focus on quality customer service initiatives as we are able to deploy resources to building out a more uniform and high quality customer experience.

d)	Home office employee: you can expect to be more focused on growing and developing the business.

Will my compensation change?

There are no current plans to change our compensation structures or commission levels as a result of this transaction – that said, we will continue to prudently manage compensation strategies in the day-to-day operation of our business as we have in the past. The only changes may be with regard to our equity incentive and awards programs. We will be providing you with more information on any modifications to these plans within the next few weeks.

Will Hub be required to change its name?

No – as with other Apax portfolio companies, we will continue to operate under our existing name and brand.

What will happen to our Hub shares?

You will be treated like all other shareholders, except that if you own shares or other equity (options or restricted share units) that are restricted or have other conditions attached to them, we will be reaching out to you with more detail within the next few weeks to describe how those interests will be treated.

How will you keep us informed during this period of transition?

Although the company is being sold, it should be business as usual for you – you should not be impacted. However, we will update you as necessary through our One Team, One Vision communiqués from our CEO, Marty Hughes, through your management teams and/ or via email.

When will the transaction be completed?

Completion of the transaction is conditional upon certain regulatory approvals. And, as mentioned above, the company has the right to solicit other offers over the next few weeks. The Board of Directors has established a special committee charged with representing shareholder interests and it will evaluate any other offers that might be submitted. Finally, shareholder approval is required, so a shareholders’ meeting will be called. The whole process might take a few months—we anticipate that a transaction will be completed by the end of June. This will allow us time to manage communication with you, our employees, our insurance company partners, our customers and our shareholders.

To whom should I direct my questions?

You should direct your questions to your brokerage President – he or she has been briefed on the details of the transaction and will be positioned to answer most questions that you may have. You can also email your questions to Hubquestions@hubinternational.com.

Is this confidential?

No. We have publicly announced the transaction, posted relevant information to our website and made the usual regulatory filings with the exchanges and securities regulators.

Will we still be able to do acquisitions?

Hub has the potential to grow even further as we complete our geographic footprint and begin to build out specialty practices across the U.S., Canada and beyond. This strategy will continue under our partnership with Apax.

What should I tell my clients if they ask about the transaction?

First and foremost – assure your clients that the transaction will allow us to better manage for the long term and focus on our core business. This transaction should have no impact on our customers.

How do I handle media inquiries?

We ask that all employees forward media inquiries to Kirk James at 312-279-4881 or kirk.james@hubinternational.com. This will allow us to assure that a consistent message is being conveyed to the public.

Important Additional Information will be Filed with Securities Regulators:

Hub will file a copy of the Arrangement Agreement with the Securities and Exchange Commission and Canadian securities regulators. In connection with the proposed transaction, Hub will file a proxy statement with the Securities and Exchange Commission and Canadian securities regulators. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

Investors and security holders may obtain a free copy of the Arrangement Agreement and proxy statement (when available) and other documents filed by Hub at the Securities and Exchange Commission’s Web site at http://www.sec.gov and at the Canadian securities regulators Web site at http://www.sedar.com. The proxy statement and such other documents may also be obtained for free from Hub by directing such request to Investor Relations, Hub International Limited, 55 East Jackson Boulevard, Chicago, IL 60604, telephone: (877) 402-6601.

Hub and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Hub’s shareholders in connection with the proposed transaction. Information concerning the interests of Hub’s management who are participating in the solicitation, which may be different than those of Hub shareholders generally, is set forth in Hub’s proxy statements and Annual Reports on Form 10-K, filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Forward Looking Statements:

This press release may contain “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. We have used words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will continue,” “will likely result,” and similar expressions to indicate forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements, including, but not limited to: risks associated with implementing our business strategies, identifying and consummating acquisitions, successfully integrating acquired businesses, attaining greater market share, resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance carriers, the possibility that the receipt of contingent compensation from insurance carriers could be prohibited, developing and implementing effective information technology systems, recruiting and retaining qualified employees, fluctuations in the demand for insurance products, fluctuations in the premiums charged by insurance carriers, with corresponding fluctuations in our premium-based revenue, fluctuations in foreign currency exchange rates, any loss of services of key executive officers, industry consolidation, increased competition in the industry, the actual costs of resolution of contingent liabilities , the passage of new federal, state or provincial legislation subjecting our business to regulation in the jurisdictions in which we operate, and those discussed in our Annual Report on Form 10-K, particularly under the caption “Risk Factors,” filed with the Securities and Exchange Commission and the Canadian securities commissions. These uncertainties and other factors also include, but are not limited to, risks associated with the transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hub’s ability to control or predict. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as otherwise expressly required by federal or provincial securities laws, we undertake no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.